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                                                                    Exhibit 99.1

                       FIRST VIRTUAL COMMUNICATIONS, INC.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                 DIRECTORS FOR A SPECIAL MEETING OF STOCKHOLDERS
                                ON JUNE 19, 2001

         The undersigned hereby appoints Ralph Ungermann and Randy Acres and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of FIRST VIRTUAL COMMUNICATIONS, INC. ("FIRST VIRTUAL") which the undersigned may be entitled to vote at a Special Meeting of Stockholders of First Virtual to be held at the offices of First Virtual at 3393 Octavius Drive, Santa Clara, California 95054, on Tuesday, June 19, 2001 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "FIRST VIRTUAL SPECIAL MEETING"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless a contrary direction is indicated, this Proxy will be voted for Proposal 1, as more specifically described in the Notice and in the Prospectus/Proxy Statement transmitted in connection with the First Virtual Special Meeting. Any holder who wishes to withhold the discretionary authority referred to in Proposal 2 below should mark a line through the entire proposal.

         Management recommends a vote for Proposals 1 and 2.

         PROPOSAL 1: To approve the issuance of up to 16,081,759 shares of First Virtual Communications' common stock to the holders of common stock of CUseeMe and up to 4,249,826 shares of First Virtual Communications common stock to be issued upon exercise of CUseeMe outstanding options and a warrant that will be assumed by First Virtual Communications in the Merger.

         [  ]  FOR               [  ]  AGAINST            [  ]  ABSTAIN

         PROPOSAL 2: To approve the amendment to First Virtual Communications' certificate of incorporation to increase the number of authorized shares of common stock by 65,000,000 shares, from 35,000,000 to 100,000,000 shares.

         [  ]  FOR               [  ]  AGAINST            [  ]  ABSTAIN


                                       1.
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Receipt of the Prospectus/Proxy Statement dated May 16, 2001 is hereby acknowledged.

Please vote, date and promptly return this Proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Dated:                  , 2001
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                                                --------------------------------

                                                --------------------------------
                                                            Signature(s)

                                                      Please sign exactly as
                                                      your name appears hereon.
                                                      If the stock is registered
                                                      in the names of two or
                                                      more persons, each should
                                                      sign. Executors,
                                                      administrators, trustees,
                                                      guardians and
                                                      attorneys-in-fact should
                                                      add their titles. If
                                                      signer is a corporation,
                                                      please give full corporate
                                                      name and have a duly
                                                      authorized officer sign,
                                                      stating title. If a signer
                                                      is a partnership, please
                                                      sign in partnership name
                                                      by an authorized person.

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                           VOTE TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE
            --------------------------------------------------------

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you have marked, signed and returned your proxy card.
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TO VOTE BY TELEPHONE: Call the toll free number listed below. You will be asked to enter a CONTROL NUMBER located at the bottom of this form.
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OPTION A: To vote as management recommends on ALL proposals:  Press 1
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OPTION B:   If you choose to vote on each item separately, Press 0.  YOU WILL
            HEAR THESE INSTRUCTIONS:
Item 1:     To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
Item 2:     To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

              WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.
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    TO VOTE BY INTERNET: Connect to the Website listed below: You will be asked to enter a control number which is located at the bottom of this form. Then follow the instructions. THE WEBSITE for voting is
    www.proxyvoting.com/fvcspecial
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    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

CALL **TOLL FREE** 1-800-676-5925 ON A TOUCH-TONE TELEPHONE - ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL


                                          ---------------------------------
                                                  CONTROL NUMBER
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                                            FOR TELEPHONE/INTERNET VOTING